Exhibit 23.3




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Rediff.com India Limited on Form S-8 of our Independent Auditors' Report dated June 24, 2003 and our Independent Auditors' Report on Financial Statement Schedule of Valuation and Qualifying Accounts dated June 24, 2003, appearing in the Annual Report on Form 20-F (File No. 000-30735) of Rediff.com India Limited for the year ended March 31, 2003.



/s/ Deloitte Haskins & Sells



Mumbai, India

December 22, 2003